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EXHIBIT 99.1

CERTIFICATION UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Nash Finch Company.

/s/ RON MARSHALL Ron Marshall Chief Executive Officer

/s/ ROBERT B. DIMOND Robert B. Dimond Executive Vice President and Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to the Nash Finch Company and will be retained by the Nash Finch Company and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002